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Exhibit 10.37

[Mesa, Arizona]
[Bellflower, California]
[Downey, California]

FIRST AMENDMENT TO LEASE

        THIS FIRST AMENDMENT TO LEASE (this "Amendment") is dated as of May 27th, 2003 (the "Effective Date"), by and among HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation, d/b/a in the State of Arizona under the fictitious name of HC PROPERTIES, INC. ("HCPI") and HEALTH CARE INVESTORS, III, a California general partnership ("HCI III"), on the one hand, and MOENIUM HOLDINGS LLC, a Nevada limited liability company ("Lessee"), on the other hand. HCPI and HCI III shall sometimes be collectively referred to as "Lessor."

RECITALS

A.
HCPI is the "Lessor," and Lessee is the "Lessee" pursuant to that certain Lease dated as of January 31, 2003 (the "Lease"), covering the Leased Property of that certain supervisory care and independent living Facility located at 262 East Brown Road, Mesa, Arizona and commonly known as "Grand Court Mesa" (the "Grand Court Facility"), all as more particularly described in the Lease. All capitalized terms used in this Amendment and not defined or modified herein shall have the meanings assigned to such terms in the Lease.

B.
Lessor desires to add to the Leased Property and lease to Lessee, and Lessee desires to lease and hire from Lessor, certain additional real and personal property (i) comprising an approximately 53-bed licensed skilled nursing Facility located at 9028 Rose Street, Bellflower, California and commonly known as "Rose Villa Care Center" (the "Bellflower Facility"), and (ii) comprising an approximately 70-bed licensed skilled nursing Facility located at 9300 Telegraph Road, Downey, California and commonly known as "Brookfield Care Center" (the "Downey Facility"). A legal description of the Land associated with the Bellflower Facility is attached hereto as Exhibit A-1 and incorporated herein by this reference, and the Land associated with the Downey Facility is attached hereto as Exhibit A-2 and incorporated herein by this reference.

C.
Lessor and Lessee desire to amend the Lease to reflect the foregoing addition of each of the Bellflower Facility and the Downey Facility to the Leased Property, but only upon the terms and conditions set forth herein.

AMENDMENT

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.
Leasing.

(a)
Effective as of the Effective Date, and subject to the satisfaction of the conditions to continued effectiveness of this Amendment as set forth in Section 7 below with respect to each of the Bellflower Facility and the Downey Facility, Lessor hereby leases to Lessee and Lessee hereby hires from Lessor, the Leased Property of each of the Bellflower Facility and the Downey Facility upon all of the terms and conditions of the Lease, as hereby amended. All references herein and in the Lease to a "Facility" or "Facilities" shall mean each Facility (as defined in the Lease) together with the Bellflower Facility and the Downey Facility.

(b)
Lessee shall hold and occupy the Bellflower Facility and the Downey Facility upon all the terms and provisions of the Lease, as hereby amended, applicable to the Leased Property, except that:

(i)
The "Commencement Date" of the Lease, as hereby amended, with respect to (a) the Bellflower Facility shall be the earlier of (1) the date Lessee takes possession or commences use of the Leased Property of the Bellflower Facility for any purpose whatsoever and (2) the date of tender of delivery of possession of the Leased Property of the Bellflower Facility to Lessee following satisfaction of the conditions to continued effectiveness of this Amendment as set forth in Section 7 below with respect to the Bellflower Facility, and (b) the Downey Facility shall be the earlier of (1) the date Lessee takes possession or commences use of the Leased Property of the Downey Facility for any purpose whatsoever and (2) the date of tender of delivery of possession of the Leased Property of the Downey Facility to Lessee following satisfaction of the conditions to continued effectiveness of this Amendment as set forth in Section 7 below with respect to the Downey Facility;

(ii)
Lessee shall pay Minimum Rent with respect to the Bellflower Facility and the Downey Facility in accordance with Article III of the Lease and the applicable provisions of Exhibit B-2 attached to the Lease, as hereby amended and supplemented;

(iii)
The "Primary Intended Use" of the Bellflower Facility and the Downey Facility shall be the use set forth under the heading "Primary Intended Use" on Exhibit B-1 attached to the Lease, as hereby amended and supplemented, and such other uses necessary or incidental to such use;

(iv)
Each "Lease Year" with respect to (a) the Bellflower Facility shall be each period of twelve (12) full calendar months from and after the Commencement Date for the Bellflower Facility, unless the Commencement Date for the Bellflower Facility is a day other than the first (1st) day of a calendar month, in which case the first Lease Year for the Bellflower Facility shall be the period commencing on the Commencement Date for the Bellflower Facility and ending on the last day of the eleventh (11th) month following the month in which the Commencement Date for the Bellflower Facility occurs and each subsequent Lease Year shall be each period of twelve (12) full calendar months after the last day of the prior Lease Year; provided, however, that the last Lease Year for the Bellflower Facility during the Term for the Bellflower Facility may be a period of less than twelve (12) full calendar months and shall end on the last day of the Term with respect to the Bellflower Facility and (b) the Downey Facility shall be each period of twelve (12) full calendar months from and after the Commencement Date for the Downey Facility, unless the Commencement Date for the Downey Facility is a day other than the first (1st) day of a calendar month, in which case the first Lease Year for the Downey Facility shall be the period commencing on the Commencement Date for the Downey Facility and ending on the last day of the eleventh (11th) month following the month in which the Commencement Date for the Downey Facility occurs and each subsequent Lease Year shall be each period of twelve (12) full calendar months after the last day of the prior Lease Year; provided, however, that the last Lease Year for the Downey Facility during the Term for the Downey Facility may be a period of less than twelve (12) full calendar months and shall end on the last day of the Term with respect to the Downey Facility. Notwithstanding anything to the contrary contained herein, if the Commencement Dates with respect to the Bellflower Facility and the Downey Facility are not coterminous, the first (1st) Lease Year for each such Facility shall expire upon the expiration of the first (1st) Lease Year for such Facility with the latest Commencement Date, unless this Amendment is terminated with respect to a Facility pursuant to Section 7 below, in which case this last sentence shall have no force or effect and the expiration of the first (1st) Lease Year with respect to the Facility remaining (i.e., either the Bellflower Facility or the Downey Facility) shall be determined pursuant to the other provisions of this clause (iv);

(v)
Notwithstanding anything to the contrary in the Lease, the "Minimum Repurchase Price" with respect to the Bellflower Facility and the Downey Facility shall be as follows: (1) Bellflower Facility: an amount equal to the product of (i) ten (10), times (ii) the annual Allocated Minimum Rent for the Bellflower Facility; and (2) Downey Facility: an amount equal to the product of (i) ten (10), times (ii) the annual Allocated Minimum Rent for the Downey Facility;

(vi)
Subject to Lessee's option to extend this Lease with respect to the Bellflower Facility and the Downey Facility for the applicable Extended Term(s) for such Facilities as provided in Section 19.1 of the Lease, as hereby amended, the "Fixed Term" of the Lease, as hereby amended, with respect to (a) the Bellflower Facility shall commence on the Commencement Date for the Bellflower Facility, as determined pursuant to Section 1(b)(i) above, and shall expire at 11:59 p.m. (local time in the applicable County) on the expiration of the fifteenth (15th) Lease Year for the Bellflower Facility, unless sooner terminated pursuant to any provisions of the Lease, as hereby amended and (b) the Downey Facility shall commence on the Commencement Date for the Downey Facility, as determined pursuant to Section 1(b)(i) above, and shall expire at 11:59 p.m. (local time in the applicable County) on the expiration of the fifteenth (15th) Lease Year for the Downey Facility, unless sooner terminated pursuant to any provisions of the Lease, as hereby amended;

(vii)
Lessee shall have the right to renew the Lease with respect to the Bellflower Facility and the Downey Facility for two (2) five (5) year renewal terms as set forth in Section 19.1 of the Lease, as hereby amended; provided, however, that such option to extend the Term of the Lease with respect to the Bellflower Facility and the Downey Facility for the applicable Extended Terms may only be exercised for the Bellflower Facility and the Downey Facility together and not independently;

(viii)
Notwithstanding anything in the Lease (including Section 4.1 of the Lease) to the contrary, "Impositions" shall not include, and Lessee shall have no responsibility or liability for, any real or personal property taxes with respect to the Leased Property of either the Bellflower Facility or the Downey Facility which were assessed in 2002 or any prior tax-fiscal period (including any interest or penalty thereon), and with respect to any such taxes assessed in the tax-fiscal period in which the Commencement Date for such Facility occurs, such taxes shall be adjusted and prorated between Lessor and Lessee;

(ix)
Notwithstanding anything in the Lease (including Section 4.2 of the Lease) to the contrary, Lessee shall have no responsibility or liability for any costs or charges for electricity, power, gas, oil, water, other utilities, drainage or parking easements incurred or imposed in connection with the Leased Property of either the Bellflower Facility or the Downey Facility prior to the applicable Commencement Date for such Facility, including any interest, penalty and other damage charge related to such costs or expenses;

(x)
Notwithstanding anything in the Lease (including Section 13.1.1 of the Lease) to the contrary, Lessor and Lessee hereby acknowledge and agree that for purposes of the Bellflower Facility and the Downey Facility, Lessee shall pay the greater of (i) Two Thousand Dollars ($2,000.00) and (ii) twenty percent (20%) of the annual premium for an earthquake or other "differences in condition" insurance policy. Such policy shall provide coverage limits of One Million Dollars ($1,000,000.00) combined single limit with a deductible of five percent (5%); provided however that Lessor shall have the right to place different or higher coverages for such risks, but Lessee's payment and other obligations with respect to such insurance coverage shall not be increased thereby;

(xi)
Notwithstanding anything in the Lease (including Section 13.1.5 of the Lease) to the contrary, Lessor and Lessee hereby acknowledge and agree that for purposes of the Bellflower Facility and the Downey Facility, the required insurance coverage for claims for personal injury or property damage shall be provided under a policy of comprehensive general public liability insurance with amounts not less than One Million Dollars ($1,000,000.00) combined single limit and Three Million Dollars ($3,000,000.00) in the annual aggregate if and to the extent that such coverage is commercially reasonably available, as reasonably determined by Lessor and Lessee. If such comprehensive general public liability insurance is not commercially reasonably available in such amount, Lessee shall obtain and maintain such comprehensive general public liability insurance in such lesser amount, or such other insurance as reasonably approximates the required comprehensive general public liability insurance and in such amounts, as is commercially reasonably available. Such insurance shall be deemed commercially reasonably available if the cost thereof together with the insurance required pursuant to Section 13.1.6 (as amended hereby with respect to the Bellflower Facility and the Downey Facility) does not exceed One Thousand Two Hundred Dollars ($1,200.00) per bed, per year on an occurrence basis (adjusted to equate to constant 2003 U.S. Dollar values). In the event any such insurance is not deemed commercially reasonable herein, the parties shall cooperate in good faith to locate suitable equivalent insurance, if any;

(xii)
Notwithstanding anything in the Lease (including Section 13.1.6 of the Lease) to the contrary, Lessor and Lessee hereby acknowledge and agree that for purposes of the Bellflower Facility and the Downey Facility, the required insurance coverage for claims for medical professional liability shall be provided under a policy of medical professional liability insurance with amounts not less than One Million Dollars ($1,000,000.00) combined single limit and Three Million Dollars ($3,000,000.00) in the annual aggregate if and to the extent that such coverage is commercially reasonably available, as reasonably determined by Lessor and Lessee. If such medical professional liability insurance is not commercially reasonably available in such amount, Lessee shall obtain and maintain such medical professional liability insurance in such lesser amount, or such other insurance as reasonably approximates the required medical professional liability insurance and in such amounts, as is commercially reasonably available. Such insurance shall be deemed commercially reasonably available if the cost thereof together with the insurance required pursuant to Section 13.1.5 (as amended hereby with respect to the Bellflower Facility and the Downey Facility) does not exceed One Thousand Two Hundred Dollars ($1,200.00) per bed, per year on an occurrence basis (adjusted to equate to constant 2003 U.S. Dollar values). In the event any such insurance is not deemed commercially reasonable herein, the parties shall cooperate in good faith to locate suitable equivalent insurance, if any;

(xiii)
Notwithstanding anything in the Lease (including Section 13.1.7 of the Lease) to the contrary, Lessor and Lessee hereby acknowledge and agree that for purposes of the Bellflower Facility and the Downey Facility, the phrase "Six Hundred Dollars ($600.00) per unit" as set forth in such Section 13.1.7 is amended to read "One Thousand Two Hundred Dollars ($1,200.00) per bed";

(xv)
If any alternative arrangements are made under Sections 13.1.5, 13.1.6 or 13.1.7 of the Lease, Lessor and Lessee shall execute an Insurance Amendment substantially in the form of Exhibit F, attached hereto in order to memorialize their understanding;

(xvi)
Notwithstanding anything in the Lease (including Section 13.5 of the Lease) to the contrary, Lessor and Lessee hereby acknowledge and agree that for purposes of the Bellflower Facility and the Downey Facility, Lessee shall secure so-called "tail coverage" for not less than two (2) years after the expiration of any claims made policy;

(xvii)
Notwithstanding anything in the Lease (including Sections 2.1 and 16.5 of the Lease) to the contrary, the following shall apply with respect to the Bellflower Facility and the Downey Facility: (A) upon the occurrence of a Put Event, Lessor shall be entitled to require Lessee to purchase the Leased Property of the Bellflower Facility or the Downey Facility, or both, for an amount equal to the Minimum Repurchase Price of such Facility, plus all Rent then due and payable (excluding the installment of Minimum Rent due on the purchase date) with respect to such

  Facility; and (B) a "Put Event" shall be limited to an Event of Default pursuant to Section 16.1(e) (arising out of (i) a breach or default by Lessee during the Term of any of its obligations or covenants pursuant to Sections 7.2.3, 37.1 or 37.2 relating to the Bellflower Facility or the Downey Facility, or (ii) any other failure of Lessee to obtain and maintain all material licenses, permits and other authorizations to use and operate each of the Bellflower Facility and the Downey Facility for its Primary Intended Use in accordance with all Legal Requirements);

(xviii)
Notwithstanding anything in the Lease (including Section 16.10.1 of the Lease) to the contrary, for purposes of the Bellflower Facility and the Downey Facility, "Intangible Property" shall include all accounts and accounts receivable, including patient receivables, with respect to the Bellflower Facility and the Downey Facility; provided, however, that at Lessee's request, Lessor agrees to enter into a subordination agreement with any institutional accounts receivable lender of Lessee subordinating Lessor's first priority security interest in and to such accounts and accounts receivable to the security interests of such lender. The form of such subordination agreement shall be reasonably acceptable to Lessor, Lessee and such lender;

(xix)
Upon the expiration of the first (1st) Lease Year with respect to each of the Bellflower Facility and the Downey Facility, if applicable, the Letter of Credit Amount shall be increased by the amount of three (3) months Allocated Minimum Rent for the Bellflower and Downey Facilities and Lessee shall promptly provide an amendment to the letter of credit in such increased amount. Thereafter the Letter of Credit Amount shall at all times be equal to three (3) months Minimum Rent for all Facilities for the applicable Lease Year in accordance with the terms of Article XXI of the Lease;

(xx)
Notwithstanding anything in the Lease (including Section 35.1 of the Lease, as hereby amended) to the contrary, Lessee shall have the option to purchase the Leased Property of the Bellflower Facility and the Downey Facility at any time during the Fixed Term or each Extended Term, if any, for such Facilities for the applicable Minimum Repurchase Price for such Facilities in accordance with the terms of Section 35.1 of the Lease, as hereby amended; provided, however, that such option to purchase the Leased Property of the Bellflower Facility and the Downey Facility may only be exercised for the Bellflower Facility and the Downey Facility together and not independently;

(xxi)
Notwithstanding anything in the Lease (including Article XXXVII of the Lease) to the contrary, Lessee shall have no liability or responsibility for the presence of any Hazardous Substances in, on or about the Leased Property of the Bellflower Facility and the Downey Facility in violation of applicable Legal Requirements as of the Commencement Date of the Bellflower Facility or the Downey Facility, as applicable; and

(xxii)
Lessor agrees to provide Lessee with a Capital Allowance for the Downey Facility pursuant to Section 4 hereof.

2.
Modifications to Terms of the Lease. Effective as of the Effective Date, the Lease shall be amended and supplemented in the following particulars:

(a)
New Definitions. Except as otherwise expressly provided or unless the context otherwise requires, for all purposes of the Lease, as hereby amended, the terms defined in this Section 2(a) shall have the meanings assigned to them as provided below and shall be added to Article II of the Lease to read, in their entireties, as follows:

        HCI III: Health Care Investors, III, a California general partnership.

(b)
Amended and Restated Definitions. The following definitions appearing in Article II of the Lease shall be amended and restated, in their entireties, as indicated:

        Lessor: Collectively, HCPI and HCI III, as their interests may appear.

(c)
Renewal Terms. The first sentence of Section 19.1 of the Lease is hereby amended to read, in its entirety, as follows:

        "19.1 Renewal Terms. Provided that no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, either at the date of exercise or upon the commencement of an Extended Term (as hereunder defined), then Lessee shall have the right to renew this Lease for two (2) five (5) year renewal terms with respect to each Facility (each an "Extended Term"), upon (i) giving written notice to Lessor of such renewal not less than twelve (12) months and not more than twenty-four (24) months prior to the expiration of the then current Term applicable to such Facility and (ii) delivering to Lessor concurrent with such notice a reaffirmation of the Guaranty executed by Guarantor stating, in substance, that Guarantor's obligations under the Guaranty shall extend to this Lease, as extended by the Extended Term."

(d)
Lessee's Option to Purchase the Facilities. Section 35.1 of the Lease is hereby amended to read, in its entirety, as follows:

        "35.1 Lessee's Option to Purchase the Facilities. Provided no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing hereunder, Lessee shall have the option to purchase the Leased Property of each Facility upon the expiration of the applicable Fixed Term and each Extended Term, if any, for such Facility, at the greater of (i) the Minimum Repurchase Price for such Facility or (ii) the Fair Market Value for such Facility. Lessee may exercise such option to purchase the Leased Property of each Facility by (i) opening an escrow (the "Escrow") with and by depositing 5% of the applicable purchase price (the "Opening Deposit) and a copy of this Lease with a national title company reasonably acceptable to Lessor ("Escrow Holder") and giving written notice to Lessor of such deposit with Escrow Holder no earlier than eighteen (18) months and not less than twelve (12) months prior to the expiration of the Fixed Term or the Extended Term, as applicable, for such Facility and (ii) delivering to Lessor concurrent with such notice a reaffirmation of the Guaranty executed by Guarantor stating, in substance, that Guarantor's obligations under the Guaranty shall extend to the purchase contract formed by Lessor and Lessee upon proper and timely exercise of such option. If Lessee shall not be entitled to exercise such option (e.g., by reason of an Event of Default) or shall be entitled to exercise the same but shall fail to do so within the time and in the manner herein provided, such option shall lapse and thereafter not be exercisable by Lessee. No failure by Lessor to notify Lessee of any defect in any attempted exercise of the foregoing option shall be deemed a waiver by Lessor of the right to insist upon Lessee's exercise of such option in strict accordance with the provisions hereof. In the event that Lessee shall properly and timely exercise such option, then such transaction shall be consummated on or within ten (10) days after the expiration of the Fixed Term or Extended Term, as applicable, for such Facility (the "Outside Closing Date")."

(e)
Governing Law. Section 45.1.7 of the Lease is hereby amended to read, in its entirety, as follows:

        "45.1.7 Governing Law. THIS LEASE WAS NEGOTIATED IN THE STATE OF CALIFORNIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. ACCORDINGLY, IN ALL RESPECTS THIS LEASE (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD OF PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT ALL PROVISIONS HEREOF RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND ALL REMEDIES SET FORTH IN ARTICLE XVI RELATING TO RECOVERY OF POSSESSION OF THE LEASED PROPERTY OF ANY FACILITY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER OR OTHER SIMILAR ACTION) SHALL BE CONSTRUED AND ENFORCED

ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE IN WHICH THE LEASED PROPERTY OF SUCH FACILITY IS LOCATED. THE PARTIES CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, AND ALSO CONSENT TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY APPLICABLE LAW."

3.
Addition of HCI III as Lessor. By its signature hereto, HCI III joins HCPI as "Lessor" under the Lease, as hereby amended, as its interests may appear.

4.
Capital Repair/Improvement Allowance for Downey Facility. In connection with the Downey Facility, Lessor and Lessee agree as follows:

(a)
Lessor shall provide Lessee with a Capital Repair allowance ("Capital Allowance") equal to the lesser of (i) One Hundred Thousand Dollars ($100,000.00), or (ii) the Aggregate Allowed Costs of Capital Repairs to the Downey Facility performed on or before the expiration of the first (1st) Lease Year with respect to the Downey Facility (the "Outside Completion Date"); provided that (A) Lessee obtains Lessor's prior approval of the nature and cost of such Capital Repairs, which approval shall not be unreasonably withheld or delayed, and (B) Lessee shall comply with such reasonable requirements relating to such Capital Repair as Lessor may impose in connection therewith. For purposes of this Section 4, "Aggregate Allowed Costs of Capital Repairs" shall mean the actual out-of-pocket costs actually incurred by Lessee pursuant to the provisions of the Lease, as hereby amended, with respect to the Capital Repairs of the Downey Facility.

(b)
Prior to commencing any work pursuant to this Section 4, Lessee shall provide Lessor with the following, each of which shall be subject to Lessor's approval in its reasonable discretion: (i) detailed plans and specifications for the work to be performed pursuant to this Section 4, (ii) a detailed estimate report to be prepared by or for Lessee, which report shall also provide a detailed cost breakdown of all construction costs, and (iii) any other detailed budget information as Lessor may reasonably request and approve from Lessee.

(c)
The Capital Allowance shall be disbursed to Lessee as follows:

(i)
From and after (A) the Commencement Date of the Downey Facility, (B) issuance by any applicable governmental authority with jurisdiction any required building permit and/or other approvals required for Lessee to perform any such Capital Repairs, (C) approval by Lessor of the nature and cost of such Capital Repairs, and (D) compliance by Lessee with such reasonable requirements reasonably required by Lessor to be satisfied prior to commencement of any alterations, Lessor shall disburse the Capital Allowance to Lessee in draws not more frequently than once per calendar month within fifteen (15) days after Lessee submits to Lessor evidence reasonably satisfactory to Lessor as to the Aggregate Allowed Costs of Capital Repairs during the period since the last draw date, together with conditional lien releases executed by all contractors, subcontractors and suppliers performing that portion of the Capital Repairs to be paid for with the Capital Allowance proceeds to be so disbursed. Additionally, notwithstanding the preceding sentence, Lessor shall be entitled to withhold, as a retainage, ten percent (10%) of any such Capital Allowance applicable to any contract for such work.

(ii)
Lessor shall disburse any portion of the Capital Allowance retained by Lessor as retainage pursuant to the last sentence of clause (i) above within fifteen (15) days after the last to occur of: (A) delivery by Lessee to Lessor of a copy of a notice of completion with respect to such work (if applicable) showing thereon the recording stamp of the County recorder, (B) delivery by Lessee to Lessor of evidence reasonably satisfactory to Lessor that all of the work performed by Lessee has been paid in full and that no claim of any mechanic or materialman may become a lien on the Leased Property, or any portion thereof, (C) delivery by Lessee to Lessor of evidence satisfactory to Lessor as to the Aggregate Allowed Costs Capital Repairs for which such Capital Allowance is being applied, (D) completion of all work relating to such item of Capital Repair as to which such Capital Allowance is being applied, including all punch-list items, and (E) delivery to Lessor of unconditional lien releases executed by all contractors, subcontractors and suppliers performing that portion of the Capital Repairs to be paid for with the retainage portion of the Capital Allowance proceeds to be so disbursed and evidence reasonably satisfactory to Lessor that no claim of any contractor, subcontractor, supplier, mechanic or other person may become a lien on the Leased Property arising out of such work.

(iii)
In no event will Lessor be required to make any disbursement of any portion of the Capital Allowance after the Outside Disbursement Date.

(d)
For the purposes of Section 4(c) above, it is understood and agreed that the amount expended by Lessee with respect to the Aggregate Allowed Costs of Capital Repairs as specified in any draw request by Lessee shall be demonstrated by such evidence as shall be reasonably satisfactory to Lessor.

(e)
Promptly following the last disbursement provided for in clause (ii) of Section 4(c) above, Lessor shall reconcile the disbursements actually made by Lessor pursuant to this Section 4 with the actual Lessee's Capital Allowance due to Lessee, and shall provide to Lessee a copy of such written reconciliation. If it is determined that Lessor has disbursed to Lessee, in the aggregate, more than the Capital Allowance due to Lessee, any such excess shall be repaid by Lessee to Lessor, as an Additional Charge, within ten (10) days after Lessee's receipt of Lessor's reconciliation. If, despite Lessee's completion of the work described in the plans and specifications and the budget and report approved by Lessor pursuant to Section 4(b) above to Lessor's satisfaction, it is determined that Lessor has disbursed to Lessee less than the Capital Allowance due to Lessee, the difference shall be disbursed to Lessee with Lessor's reconciliation.

(f)
Notwithstanding anything to the contrary contained herein, all amounts paid or funded by Lessor on account of the Capital Allowance pursuant to this Section 4 shall be deemed for all purposes as Capital Addition Costs paid for by Lessor under the Lease, as hereby amended.

5.
Exhibits and Schedules. Exhibit A-1 and Exhibit A-2 attached hereto are hereby appended to Exhibit A to the Lease. Exhibit B-1 attached to the Lease is hereby deleted in its entirety and replaced with Exhibit B-1 attached hereto. Exhibit B-2 attached to the Lease is hereby renamed Exhibit B-2-1, and Exhibits B-2-2 and B-2-3 are hereby added as a new Exhibit B-2-2 and B-2-3 to the Lease. In addition, Schedule 1 (Bellflower) and Schedule 1 (Downey) attached hereto are hereby appended to Schedule 1 to Exhibit C to the Lease, as an itemized list of Lessor's Personal Property with respect to the Bellflower Facility and the Downey Facility, respectively. Exhibit F attached hereto is hereby added to the Lease.

6.
Delays In Delivery Of Possession. Lessee acknowledges that (i) the Leased Property of the Bellflower and Downey Facilities is currently occupied and operated as licensed skilled nursing facilities by Sun Healthcare Corporation or an Affiliate thereof (the "Current Operator"), pursuant to the holdover provisions of a written lease between Current Operator and Lessor which was terminated (the "Terminated Old Lease"), and (ii) Lessor's ability to tender delivery of possession of and/or Lessee's ability to obtain possession of the Leased Property of the Bellflower and Downey Facilities is conditioned upon Current Operator's surrender of the Leased Property of such Facilities and fulfillment of the conditions precedent to its obligations under a Transfer Agreement (as defined below) by and between Lessee and Current Operator, which is expected to occur upon satisfaction of the last of the conditions to the continued effectiveness of this Amendment pursuant to Section 7 below.

7.
Conditions to Continued Effectiveness of Amendment. With respect to each of the Bellflower Facility and the Downey Facility, the continued effectiveness of this Amendment and the obligations of Lessor and Lessee hereunder are expressly conditioned upon (i) Lessee's ability to obtain through a transfer from the Current Operator or otherwise all licenses, permits, accreditations, authorizations and certifications from all governmental or quasi-governmental authorities, agencies, departments or otherwise which are required for the operation of each of the Bellflower Facility and the Downey Facility for its Primary Intended Use, including any accreditations or certifications from Medicare and/or Medicaid (collectively, the "Required Approvals") and (ii) Lessee's ability to arrange for a transition of operational responsibility under the terms of a transfer agreement between Lessee and Current Operator in form reasonably acceptable to Lessee and Current Operator (the "Transfer Agreement"). Lessor hereby agrees that it will cooperate with Lessee in connection with obtaining all such Required Approvals and entering into such a Transfer Agreement as reasonably requested by Lessee. Promptly upon Lessee's satisfaction of the conditions described in this Section 7 (i.e., obtaining all such Required Approvals and executing a Transfer Agreement), Lessee shall notify Lessor of the same.

  In the event that the conditions set forth above are not satisfied on or before July 1, 2003 (the "Adios Date") with respect to either the Bellflower Facility or the Downey Facility, then Lessor or Lessee shall have the right and option to terminate this Amendment with respect to either Facility, or both (if applicable), for which the conditions have not occurred at any time after the Adios Date; provided, however, that in the event that Lessee has paid licensure fees to the California Department of Health Services for the Bellflower Facility or the Downey Facility, the Adios Date for such applicable Facility or both (if applicable) shall be extended to August 1, 2003, provided Lessee is diligently pursuing completion of the transactions contemplated herein. In the event that Lessor reasonably determines in good faith any time after the date of this Amendment that Lessee is not using its best efforts to obtain the Required Approvals or to enter into a Transfer Agreement on or before the Adios Date or that despite using commercially reasonable efforts Lessee will be unable to obtain such Required Approvals or enter into a Transfer Agreement prior to the Adios Date, then Lessor shall have the right and option to terminate this Amendment with respect to any Facility for which the conditions have not occurred at any time after the date Lessor makes such determination, and prior to the date (A) Lessee receives the Required Approvals for such Facility, and (B) Lessee executes the Transfer Agreement for such Facility, as applicable. In the event that Lessee reasonably determines in good faith any time after the date of this Amendment that despite using commercially reasonable efforts Lessee will be unable to obtain the Required Approvals or enter into a Transfer Agreement prior to the Adios Date for either Facility, then Lessee shall have the right and option to terminate this Amendment with respect to any Facility for which the conditions have not occurred at any time after the date Lessee makes such determination, and prior to the date (A) Lessee receives the Required Approvals for such Facility, and (B) Lessee executes the Transfer Agreement for such Facility, as applicable. Upon any termination of this Amendment with respect to the Bellflower Facility or the Downey Facility pursuant to this Section 7, each party shall bear its own costs and fees incurred in the negotiation and preparation of this Amendment with respect to such Facility and in performing its respective obligations hereunder through the date of such termination with respect to such Facility and neither party shall have any further obligation to the other hereunder with respect to such Facility except for those obligations which are intended to survive the earlier termination of this Amendment prior to the applicable Commencement Date of the Lease with respect to the Bellflower Facility and the Downey Facility, if any. Pending any such termination, each party shall perform its respective obligations pursuant to this Amendment.

8.
Representations and Warranties of Lessee. As of the Effective Date, Lessee represents and warrants to the Lessor as follows.

(a)
Lessee is duly organized and validly existing under the laws of its state of organization/formation, is qualified to do business and in good standing in the State and has full power, authority and legal right to execute and deliver this Amendment and to perform and observe the provisions of this Amendment to be observed and/or performed by Lessee.

(b)
This Amendment has been duly authorized, executed and delivered by Lessee, and constitutes and will constitute the valid and binding obligations of Lessee enforceable against Lessee in accordance with its terms, except as such enforceability may be limited by creditors rights, laws and general principles of equity.

(c)
Lessee is solvent, has timely and accurately filed all tax returns required to be filed by Lessee, and is not in default in the payment of any taxes levied or assessed against Lessee or any of its assets, or subject to any judgment, order, decree, rule or regulation of any governmental authority which would, in each case or in the aggregate, adversely affect Lessee's condition, financial or otherwise, or Lessee's prospects or the Leased Property.

(d)
Except for the Required Approvals to use and operate the Bellflower Facility and the Downey Facility for their Primary Intended Use, no other consent, approval or other authorization of, or registration, declaration or filing with, any governmental authority is required for the due execution and delivery of this Amendment, or for the performance by or the validity or enforceability of this Amendment against Lessee.

(e)
Subject to Lessee's receipt of the Required Approvals, the execution and delivery of this Amendment and compliance with the provisions hereof will not result in (i) a breach or violation of (A) any Legal Requirement applicable to Lessee now in effect; (B) the organizational or charter documents of such party; (C) any judgment, order or decree of any governmental authority binding upon Lessee; or (D) any agreement or instrument to which Lessee is a counterparty or by which it is bound; or (ii) the acceleration of any obligation of Lessee.

9.
Reaffirmation of Master Lease. Lessor and Lessee hereby acknowledge, agree and reaffirm that the Lease, as hereby amended, is and the parties intend the same for all purposes to be treated as a single, integrated and indivisible agreement. Lessee acknowledges that in order to induce Lessor to lease the Leased Property of each Facility (including the Bellflower Facility and the Downey Facility) to Lessee and as a condition thereto, Lessor insisted that the parties execute the Lease, as hereby amended, covering all of the Facilities in a single, integrated and indivisible agreement.

10.
Full Force and Effect; Counterparts; Facsimile Signatures. Except as hereby amended, the Lease shall remain in full force and effect. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same instrument. Telecopied signatures may be used in place of original signatures on this Amendment, and Lessor and Lessee both intend to be bound by the signatures of the telecopied document.

        [Signatures on Next Page]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

"Lessor"		"Lessee"
HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation		MOENIUM HOLDINGS LLC, a Nevada limited liability company
		By:	The Ensign Group, Inc., a Delaware corporation, its sole Member
By:	/s/ ARTHUR G. SUNDBY Name: Arthur G. Sundby Title: Vice President
By:
Christopher R. Christensen President
HEALTH CARE INVESTORS, III, a California general partnership By HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation
By:	/s/ ARTHUR G. SUNDBY Name: Arthur G. Sundby Title: Vice President

CONSENT AND REAFFIRMATION OF GUARANTOR

        The undersigned Guarantor hereby (i) consents to this Amendment and (ii) reaffirms to Lessor that his obligations under the Guaranty dated January 31, 2003, remain in full force and effect with respect to the Lease, as amended hereby.

THE ENSIGN GROUP, INC., a Delaware corporation
By:
Christopher R. Christensen President

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

"Lessor"	"Lessee"
HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation	MOENIUM HOLDINGS LLC, a Nevada limited liability company
	By:	The Ensign Group, Inc., a Delaware corporation, its sole Member
By:

Name:

Title:

	By:	/s/ CHRISTOPHER R. CHRISTENSEN Christopher R. Christensen President
HEALTH CARE INVESTORS, III, a California general partnership By HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation
By:

Name:

Title:

CONSENT AND REAFFIRMATION OF GUARANTOR

        The undersigned Guarantor hereby (i) consents to this Amendment and (ii) reaffirms to Lessor that his obligations under the Guaranty dated January 31, 2003, remain in full force and effect with respect to the Lease, as amended hereby.

THE ENSIGN GROUP, INC., a Delaware corporation
By:	/s/ CHRISTOPHER R. CHRISTENSEN Christopher R. Christensen President

EXHIBIT A-1

Land—Bellflower Facility

[See attached]

EXHIBIT A-2

Land—Downey Facility

[See attached]

EXHIBIT B-1

List of Facilities, Facility Description and Primary Intended Use, Allocated Initial Investment, and Reserve Amount

Facility	Facility Description and Primary Intended Use	Allocated Initial Investment	Reserve Amount
Grand Court Mesa 262 East Brown Road Mesa, Arizona (Grand Court Facility)	Supervisory care facility consisting of 50 supervisory care units and an independent living facility consisting of 127 units	$4,500,000; plus Buyer's Excess Transaction Costs	An annual amount equal to Two Hundred Fifty Dollars ($250.00) per unit
Rose Villa Care Center 9028 Rose Street Bellflower, California (Bellflower Facility)	Licensed skilled nursing facility consisting of 53 beds	N/A	An annual amount equal to Two Hundred Fifty Dollars ($250.00) per unit
Brookfield Care Center 9300 Telegraph Road Downey, California (Downey Facility)	Licensed skilled nursing facility consisting of 70 beds	N/A	An annual amount equal to Two Hundred Fifty Dollars ($250.00) per unit

Exhibit B-1-1

EXHIBIT B-2-2

MINIMUM RENT SCHEDULE
(BELLFLOWER FACILITY)

        1.     Monthly Minimum Rent for the Bellflower Facility for the Term with respect to the Bellflower Facility (including the Extended Terms, if any) shall be as follows:

(a)
For the period from the Commencement Date of this Lease with respect to the Bellflower Facility through the expiration of the first (1st) Lease Year, monthly "Allocated Minimum Rent" shall be equal to Eleven Thousand Nine Hundred Twenty-Five Dollars ($11,925.00). The first monthly payment of Allocated Minimum Rent for the Bellflower Facility shall be payable on the Commencement Date for the Bellflower Facility (prorated as to any partial calendar month at the beginning of the Term).

(b)
Commencing upon the expiration of the first (1st) Lease Year of the Fixed Term, and upon the expiration of each Lease Year thereafter during the Term (including the Extended Terms, if any) for the Bellflower Facility, the then current monthly Allocated Minimum Rent shall be increased for the ensuing Lease Year by a percentage equal to the lesser of (i) Three Percent (3%) or (ii) the applicable CPI Increase, but in no event shall such monthly Allocated Minimum Rent for any Lease Year be less than the monthly Allocated Minimum Rent of the immediately prior Lease Year.

        2.     If any adjustment or calculation provided for in subparagraph 1(b) shall not have been made as of the commencement of the applicable Lease Year, Lessee shall continue to pay monthly Allocated Minimum Rent for such Facility at the last rate applicable until Lessee receives Lessor's notice as to such adjustment. Within ten (10) days after Lessee's receipt of Lessor notice, Lessee shall pay to Lessor an amount equal to the new monthly Allocated Minimum Rent for such Facility times the number of months since the commencement of the applicable Lease Year to the date of receipt of Lessor's notice, less the aggregate amount paid by Lessee on account of monthly Allocated Minimum Rent for such Facility for the same period. Thereafter, Lessee shall pay monthly Allocated Minimum Rent for such Facility for the applicable period at the new rate set forth in Lessor's notice.

Exhibit B-2-2

EXHIBIT B-2-3

MINIMUM RENT SCHEDULE
(DOWNEY FACILITY)

        1.     Monthly Minimum Rent for the Downey Facility for the Term with respect to the Downey Facility (including the Extended Terms, if any) shall be as follows:

          (a)   For the period from the Commencement Date of this Lease with respect to the Downey Facility through the expiration of the first (1st) Lease Year, monthly "Allocated Minimum Rent" shall be equal to the sum of (i) Eighteen Thousand Four Hundred Sixteen and 67/100 Dollars ($18,416.67), plus One-Twelfth (1/12th) of the product of (i) the amount of Aggregate Allowed Costs of Capital Repairs disbursed as of the end of the previous month, times (ii) Ten Percent (10%). The first monthly payment of Allocated Minimum Rent for the Downey Facility shall be payable on the Commencement Date for the Downey Facility (prorated as to any partial calendar month at the beginning of the Term).

          (b)   For the period from the commencement of the second (2nd) Lease Year through the expiration of the Term (including the Extended Terms, if any) for the Downey Facility, monthly "Allocated Minimum Rent" shall be equal to Nineteen Thousand Two Hundred Fifty Dollars ($19,250.00).

        (c)   In addition to the increases provided for in clauses (a) and (b) above, commencing upon the expiration of the first (1st) Lease Year of the Fixed Term, and upon the expiration of each Lease Year thereafter during the Term (including the Extended Terms, if any) for the Downey Facility, the then current monthly Allocated Minimum Rent shall be increased for the ensuing Lease Year by a percentage equal to the lesser of (i) Three Percent (3%) or (ii) the applicable CPI Increase, but in no event shall such monthly Allocated Minimum Rent for any Lease Year be less than the monthly Allocated Minimum Rent of the immediately prior Lease Year.

        2.     If any adjustment or calculation provided for in subparagraphs 1(a), 1(b) or 1(c) shall not have been made as of the commencement of the applicable Lease Year, Lessee shall continue to pay monthly Allocated Minimum Rent for such Facility at the last rate applicable until Lessee receives Lessor's notice as to such adjustment. Within ten (10) days after Lessee's receipt of Lessor notice, Lessee shall pay to Lessor an amount equal to the new monthly Allocated Minimum Rent for such Facility times the number of months since the commencement of the applicable Lease Year to the date of receipt of Lessor's notice, less the aggregate amount paid by Lessee on account of monthly Allocated Minimum Rent for such Facility for the same period. Thereafter, Lessee shall pay monthly Allocated Minimum Rent for such Facility for the applicable period at the new rate set forth in Lessor's notice.

Exhibit B-2-3

SCHEDULE 1 (BELLFLOWER)

Lessor's Personal Property—Bellflower Facility

"Schedule 1"

SCHEDULE 1 (DOWNEY)

Lessor's Personal Property—Downey Facility

"Schedule 1"

EXHIBIT F

Form of Insurance Amendment

        This Insurance Amendment No. 1 to Lease ("Insurance Amendment") is dated as of                                    , 2003 by and between HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation and HEALTH CARE INVESTORS, III, a California general partnership ("Lessor"), and                                    , a                                    ("Lessee").

RECITALS

        A.    Lessor and Lessee entered into a Lease dated as of the date hereof (the "Lease") for the                                    facility located in                                    ,                         .

        B.    Lessor and Lessee desire to memorialize their understanding regarding certain insurance provisions of the Lease.

AGREEMENT

        Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease. Lessor and Lessee hereby agree as follows:

        1.     The policy limits set forth in Section 13.1.5 shall be modified as follows for the period from                         to                          .

        2.     The policy limits set forth in Section 13.1.6 shall be modified as follows for the period from                         to                          :

        3.     The policy requirements set forth in Section 13.5 shall be modified as noted below for the period from                         to                          :

        4.     Excess liability coverage shall be required in an amount of not less than                                     ($                                    ) for the base year referenced herein for the period from                          to                          .

        5.     This Insurance Amendment shall be effective as of the date hereof and throughout the first (1st) Lease Year hereafter or such other term as may be specified above. The original Lease terms (prior to this Insurance Amendment) shall be effective thereafter.

        Except as amended above, the Lease between Lessor and Lessee shall remain in full force and effect. This Insurance Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

"Exhibit F"

        IN WITNESS WHEREOF, the parties hereto have caused this Insurance Amendment to be executed as of the day and year first above written.

HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation		,
a
By:	By:
Its:	Its:
Title:	Title:
HEALTH CARE INVESTORS, III, a California general partnership
By:
Name:
Title:

The undersigned Guarantor hereby consents to this Insurance Amendment and reaffirms to Lessor that its obligations under the Guaranty dated , 200 , remain in full force and effect with respect to the Lease as amended hereby.
,
a
By:
Its:

"Exhibit F"

QuickLinks

FIRST AMENDMENT TO LEASE
EXHIBIT A-1 Land—Bellflower Facility
EXHIBIT A-2 Land—Downey Facility
EXHIBIT B-1 List of Facilities, Facility Description and Primary Intended Use, Allocated Initial Investment, and Reserve Amount
EXHIBIT B-2-2 MINIMUM RENT SCHEDULE (BELLFLOWER FACILITY)
EXHIBIT B-2-3 MINIMUM RENT SCHEDULE (DOWNEY FACILITY)
SCHEDULE 1 (BELLFLOWER) Lessor's Personal Property—Bellflower Facility
SCHEDULE 1 (DOWNEY) Lessor's Personal Property—Downey Facility
EXHIBIT F Form of Insurance Amendment